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Exhibit 99.11

GREAT LAKES CORPORATION
FORM OF NOTICE OF SOLICITED TENDERS

    Please read the instructions on the reverse side of this Notice of Solicited Tenders before filling in any information below. Great Lakes will pay to a soliciting dealer, as defined in the offering circular-prospectus, a solicitation fee of $          per share of Great Lakes common stock, up to a maximum of       shares per tendering stockholder, for each share of Great Lakes common stock tendered and accepted for exchange in the exchange offer, if such soliciting dealer has affirmatively solicited and obtained such tender, except that no solicitation fee shall be payable in connection with a tender of shares of Great Lakes common stock by a stockholder (a) tendering more than        shares of Great Lakes common stock; (b) tendering from a country outside the United States; or (c) tendering to Morgan Stanley Dean Witter, the dealer manager. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Great Lakes, OSCA, Computershare Trust Company of New York, Morrow & Co., Inc., or Morgan Stanley Dean Witter for purposes of the exchange offer.

FOR REGISTERED HOLDERS ONLY
SOLICITED TENDERS

    The undersigned represents that the soliciting dealer named below solicited and obtained the tender of        shares of Great Lakes common stock.

Name of Firm:
DTC Participant Number:	VOI Number:
Name of Individual Broker or Financial Consultant:
Identification Number (if known):
Address:
(Include Zip Code)

SIGN HERE

X	X
X	X
Signature(s) Print name(s) and address(es) here

    The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the offering circular-prospectus; (3) in soliciting tenders of shares of Great Lakes common stock, it has used no soliciting materials other than those furnished by Great Lakes; and (4) it has complied with all instructions from Great Lakes as set forth in Great Lakes' letter to the soliciting dealers in connection with the exchange offer.

INSTRUCTIONS

    Great Lakes will pay a solicitation fee of $          per share, up to a maximum of          shares of Great Lakes common stock per tendering stockholder, for each share of Great Lakes common stock tendered and accepted for exchange in the exchange offer. To be eligible, a tender must be accompanied by this Notice of Solicited Tenders which designates, as having solicited and obtained the tender, the name of: (1) any broker or dealer in securities which is a member of any national securities exchange in the United States or of the National Association of Securities Dealers, Inc.; or (2) any bank or trust company located in the United States (each a "soliciting dealer"), except that no solicitation fee shall be payable in connection with a tender of shares of Great Lakes common stock by a stockholder (a) tendering more than        shares of Great Lakes common stock; (b) tendering from a country outside the United States; or (c) tendering to Morgan Stanley Dean Witter, the dealer manager. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Great Lakes, OSCA, Computershare Trust Company of New York, Morrow & Co., Inc., or Morgan Stanley Dean Witter for purposes of the exchange offer.

    In order for a soliciting dealer to receive a solicitation fee with respect to your tender of shares of Great Lakes common stock, the exchange agent must have received a properly completed and duly executed Letter of Transmittal and a completed Notice of Solicited Tenders by three NYSE trading days after the expiration date.

    The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the offering circular-prospectus; (3) in soliciting tenders of shares of Great Lakes common stock, it has used no soliciting materials other than those furnished by Great Lakes; and (4) it has complied with all instructions from Great Lakes as set forth in Great Lakes' letter to the soliciting dealers in connection with the exchange offer.

THE EXCHANGE AGENT

IS

Computershare Trust Company of New York

THE INFORMATION AGENT

IS

(800) 607-0088 (toll free) in the United States or
(212) 754-8000 elsewhere
800-654-2468 for banks and brokerage firms

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  Exhibit 99.11
GREAT LAKES CORPORATION FORM OF NOTICE OF SOLICITED TENDERS
FOR REGISTERED HOLDERS ONLY SOLICITED TENDERS
SIGN HERE
INSTRUCTIONS